UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report

March 4, 2025

(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 3, 2025, Ally Financial Inc. (“Ally”) executed a balance sheet repositioning of a portion of its available-for-sale investment securities portfolio by selling lower-yielding securities with an amortized cost of approximately $2.8 billion for proceeds of approximately $2.5 billion, resulting in a pre-tax loss of approximately $250 million in the first quarter of 2025. Ally reinvested the proceeds into shorter duration highly liquid securities at current market rates. Ally expects the repositioning to reduce its CET1 ratio by approximately 12 basis points and modestly increase net interest income and net interest margin going forward.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ally’s expectations regarding the impact of its balance sheet repositioning. Forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date:	March 4, 2025	By:	/s/ David J. Debrunner
		Name:	David J. DeBrunner
		Title:	Vice President, Chief Accounting Officer and Controller